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                                                               EXHIBIT 10(m)




                         AMENDED AND RESTATED AGREEMENT

     This AMENDED AND RESTATED AGREEMENT ("AGREEMENT") is made by and between HUMANA INC., Louisville, Kentucky (the "COMPANY") and _______________ ________________________________ (the "EMPLOYEE").

     WHEREAS, the Board of Directors (the "BOARD") of Humana Inc. desires to foster the continuous employment of the Employee and has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Employee to his/her duties free from distractions which could arise in the event of a threatened Change in Control of the Company; and

     WHEREAS, the Company and Employee have previously entered into an agreement relating to Change in Control, and the Company and Employee desire to amend and restate such agreement,

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

     1. TERM OF AGREEMENT. This Agreement shall commence as of November 3, 1994 and shall continue in effect until December 31, 1995; provided, however, commencing on January 1, 1996 and on each January 1 thereafter, there shall automatically be an extension of one (1) year on the then-current term of this Agreement, unless either the Company or the Employee shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended. Notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of thirty-six (36) months after a Change in Control (as hereinafter defined) if the Agreement is still in effect on the date of the Change in Control. Furthermore, if the Employee's employment with the Company shall be terminated prior to a Change in Control, this Agreement shall automatically expire.

     2. TERMINATION BENEFITS.

        a) If, following a Change in Control and during the term of this Agreement (including any extensions of such term as provided in Section 1 hereof), the Employee's


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employment with the Company shall be terminated, the Employee shall be entitled to the following compensation and benefits (in addition to any compensation and benefits provided for under any of the Company's employee benefit plans, policies and practices or under the terms of any other contracts):

        1) If the Employee's employment with the Company shall be terminated by the Employee other than for Good Reason, except during the Voluntary Termination Period (as hereinafter defined) or other than by reason of the Employee's Disability, Retirement or death as set forth in Subsection 2. a) 4), the Company shall pay the Employee his/her full base salary earned but not yet paid through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurred or when the Notice of Termination was given, plus any bonuses or incentive compensation which pursuant to the terms of any compensation or benefit plan have been earned and are payable as of the Date of Termination. For purposes of this Agreement, bonuses and incentive compensation shall be considered payable if all conditions for earning them have been met, and any requirement that Employee be actively employed as of the date of payment shall be disregarded.

        2) If the Employee's employment with the Company shall be terminated for Cause, the Company shall pay the Employee his/her full base salary earned but not yet paid through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Employee under this Agreement.

        3) If the Employee's employment with the Company shall be terminated (A) by the Company other than for Cause, or (B) by the Employee for Good Reason, or
(C) by the Employee during the Voluntary Termination Period, then the following provisions shall apply:

           A) The Company shall, within five (5) days after the Date of Termination, pay the Employee his/her full base salary earned but not yet paid through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurred or when the Notice of Termination was given, plus any bonuses or incentive compensation which

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pursuant to the terms of any compensation or benefit plan have been earned and are payable as of the Date of Termination, but which have not yet been paid.

           B) The Company shall within five (5) days after the Date of Termination pay the Employee a lump sum in an amount equal to ____________ times the amount equal to the sum of (1) the Employee's Annual Base Salary at the greater of the rate in effect at the time the Change in Control occurred or when the Notice of Termination was given plus (2) the maximum bonus or incentive compensation which could have been earned by the Employee during the then-current fiscal year of the Company pursuant to the terms of the incentive compensation plan in which he/she participates. If there is no incentive compensation plan in effect at the time the Notice of Termination is given, then for purposes of this Subsection it shall be assumed that the amount of incentive compensation to be paid to the Employee shall be the same as the amount which he/she could have earned during the last year during which there was an incentive compensation plan in effect.

           C) The Company shall maintain in full force and effect for the benefit of the Employee and the Employee's dependents and beneficiaries, at the Company's expense until the earlier of (A) the second (2nd) anniversary of the Date of Termination, (B) the effective date of the Employee's coverage under equivalent benefits from a new employer (provided that no such equivalent benefits shall be considered effective unless and until all pre-existing condition limitations and waiting period restrictions have been waived or have otherwise lapsed), or (C) the death of the Employee, all life insurance, health insurance, dental insurance, accidental death and dismemberment insurance and disability insurance under plans and programs in which the Employee and/or the Employee's dependents and beneficiaries participated immediately prior to the Date of Termination, provided that continued participation is possible under the general terms and provisions of such plans and programs. If participation in any such plan or program is barred, the Company shall arrange at its own expense to provide the Employee with benefits substantially similar to those which he/she was entitled to receive under such plans and programs. At the end of the period of coverage, the Employee shall have the right to have assigned to him/her, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy relating specifically to him/her. Employee shall be entitled to

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continuation coverage as provided by the Consolidated Omnibus Budget
Reconciliation Act (COBRA) at the conclusion of the coverage provided under this Subsection.

           D) In the event that any payment or benefit [within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "CODE")] to the Employee or for his/her benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with or arising out of his/her employment with the Company or a Change in Control of the Company or of a substantial portion of its assets (a "PAYMENT" or "PAYMENTS") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "EXCISE TAX"), then the Employee will be entitled to receive an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Employee of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Employee's failure to file timely a tax return or pay taxes shown due on his/her return imposed with respect to such taxes and the Excise
Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

           E) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by the accounting firm of Coopers and Lybrand L.L.P., or another accounting firm designated by and reasonably
acceptable to   the Employee which is designated as one of the five largest accounting firms in the United States (the "ACCOUNTING FIRM"). The Accounting Firm shall provide its determination (the "DETERMINATION"), together with detailed supporting calculations and documentation, to the Company and the Employee within five (5) days of the Termination Date if applicable, or such other time as requested by the Company or by the Employee (provided the Employee reasonably believes that any of the Payments may be subject to the Excise Tax); and if the Accounting Firm determines that no Excise Tax is payable by the Employee with respect to a Payment or Payments, it shall furnish the Employee with an

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opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Employee, the Employee shall have the right to dispute the Determination (the "DISPUTE"). The Gross-Up Payment, if any, as determined pursuant to this Subsection, shall be paid by the Company to the Employee within five (5) days of the receipt of the Accounting Firm's Determination. The existence of the Dispute shall not in any way affect the Employee's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Employee subject to the application of Subsection 2.a)3)F) below.

           F) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "EXCESS PAYMENT") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "UNDERPAYMENT"). An Underpayment shall be deemed to have occurred (A) upon notice (formal or informal) to the Employee from any governmental taxing authority that the Employee's tax liability (whether in respect of the Employee's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (B) upon a determination by a court, (C) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return), or (D) upon the resolution of the Dispute to the Employee's satisfaction. If an Underpayment occurs, the Employee shall promptly notify the Company and the Company shall promptly, but in any event at least five (5) days prior to the date on which the applicable government taxing authority has requested payment, pay to the Employee an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Employee's failure to file timely a tax return or pay taxes shown due on the Employee's return) imposed on the Underpayment. An Excess payment shall be deemed to have occurred upon a Final

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Determination (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Employee had previously received a Gross-Up Payment. A "FINAL DETERMINATION" shall be deemed to have occurred when the Employee has received from the applicable government taxing authority a refund of taxes or other reduction in the Employee's tax liability by reason of the Excise Payment and upon either (A) the date a determination is made by or an agreement is entered into with the applicable governmental taxing authority which finally and conclusively binds the Employee and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired, or (B) the statute of limitations with respect to the Employee's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Employee and the Employee shall pay to the Company on demand [but not less than ten (10) days after the Determination] such Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Employee until the date of repayment to the Company.

           G) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

         4) If the Employee's employment with the Company shall be terminated by reason of the Employee's Disability, Retirement or death at any time after the occurrence of a Change in Control but prior to the end of the Voluntary Termination Period, the Employee shall be entitled to the benefits described in Subsection 2. a) 3). Thereafter, for the duration of this Agreement, if Employee's employment is terminated due to Disability, Retirement or death, Employee shall be entitled to the benefits described in Subsection 2. a) 1).

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           b) The Employee shall not be required to mitigate the amount of any payment or benefit provided for in Subsection 2(a) by seeking other employment; nor shall the amount of any payment or benefit provided for in Subsection 2(a) be reduced by any compensation earned by the Employee as a result of employment or otherwise. The amount of any payment or benefit provided for in Section 2 shall be in addition to any compensation or benefits due the Employee under any other written agreement entered into between the Company and the Employee, unless such other agreement expressly provides otherwise.

           c) For purposes of this Agreement, the following definitions shall apply:

              1) "CHANGE IN CONTROL" shall mean any of the following events:

                 A) An acquisition (other than directly from the Company) of any voting securities of the Company (the "VOTING SECURITIES") by any Person [as the term "Person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT")] immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "NON-CONTROL ACQUISITION" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "SUBSIDIARY"), (B) the Company or any Subsidiary, or (C) any Person in connection with a Non-Control Transaction (as hereinafter defined).

                 B) The individuals who, as of the date this Agreement is approved by the Board, are members of the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes

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of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "PROXY CONTEST"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

           C) Approval by stockholders of the Company of:

              i) A merger, consolidation or reorganization involving the Company, unless

                 (a) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or the ultimate entity controlling such corporation (the "SURVIVING CORPORATION") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                 (b) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Corporation and no agreement, plan or arrangement is in place to change the composition of the board following the merger, consolidation or reorganization; and

                 (c) No Person [other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then-outstanding Voting Securities] has Beneficial Ownership of twenty

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percent (20%) or more of the combined voting power of the Surviving
Corporation's then-outstanding Voting Securities;

                 (d) A transaction described in clauses (a) through (c) shall herein be referred to as a "NON-CONTROL TRANSACTION."

             ii) A complete liquidation or dissolution of the Company; or

             iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

           Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         2) "DISABILITY" shall mean a physical or mental illness which impairs the Employee's ability to substantially perform his/her duties as an Employee and as a result of which the Employee shall have been absent from his/her duties with the Company on a full-time basis for six (6) consecutive months.

         3) "RETIREMENT" shall mean the voluntary termination of the Employee's employment after having attained age sixty-five (65) or such other age as shall have been fixed in any retirement arrangement established by the Company with the Employee's consent.

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         4) A termination for "CAUSE" is a termination by reason of the conviction of the Employee, by a court of competent jurisdiction and following the exhaustion of all possible appeals, of a criminal act involving the Company or its assets.

         5) "GOOD REASON" shall mean the occurrence after a Change in Control of any of the following events without the Employee's express written consent:

            A) Any change in the Employee's title, authorities, responsibilities (including reporting responsibilities) which, in the Employee's reasonable judgment, does not represent a promotion from his/her status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the Change in Control; the assignment to him/her of any duties or work responsibilities which, in his/her reasonable judgment, are inconsistent with such status, title, position or work responsibilities; or any removal of the Employee from or failure to reappoint or re-elect him/her to any of such positions, except if any such changes are because of Disability, Retirement, death or Cause;

            B) A reduction by the Company in the Employee's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time or a failure by the Company to increase, within twelve (12) months of the Employee's last increase in Annual Base Salary, his/her Annual Base Salary by an amount not less than the greater of (A) six percent (6%) or (B) the average percentage increase in Annual Base Salary for all employees of the Company at the Employee's grade level during the twelve (12) month period immediately following the Employee's last increase in base salary; provided, however that the Company's failure to increase the Employee's Annual Base Salary more than eight percent (8%) annually shall not constitute Good Reason under this Subsection under any circumstances;

            C) The relocation of the Employee's office at which he/she is to perform his/her duties to a location more than thirty (30) miles from the location at which the Employee performed his/her duties prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his/her business travel obligations prior to the Change in Control;

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            D) The adverse and substantial alteration of the nature and quality of the office space within which the Employee performed his/her duties prior to a Change in Control, including the size and location thereof, as well as in the secretarial and administrative support provided to the Employee;

            E) The failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Employee participates, including but not limited to the Company's stock-related incentive plans and annual incentive compensation plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue the Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his/her participation therein or reward opportunities thereunder;

            F) The failure by the Company to continue in effect any employee benefit plan (including any medical, hospitalization, life insurance, dental or disability benefit plan in which the Employee participated) or any material fringe benefit or perquisite enjoyed by the Employee at the time of the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue the Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his/her participation therein, or the failure by the Company to provide the Employee with the number of paid vacation days to which he/she would be entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control;

            G) Any material breach by the Company of any provision of this Agreement;

            H) The failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 3 hereof; or

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            I) Any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 2.c)6); and for purposes of this Agreement, no such purported termination shall be effective. The Employee's right to terminate employment for Good Reason shall not be affected by his/her incapacity due to physical or mental illness.

         6) "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement which is relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. Any purported termination by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 5 hereof. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         7) "DATE OF TERMINATION" shall mean:

            A) If the Employee's employment is terminated for Disability, thirty
(30) days after Notice of Termination is given [provided that the Employee shall not have returned to the performance of his/her duties on a full-time basis during such thirty (30) day period]; and

            B) If the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination [which in the case of a termination pursuant to Subsection 2.c)4) above shall not be less than thirty
(30) days, and in the case of a termination pursuant to Subsection 2.c)5) above shall not be more than sixty (60) days, after the date such Notice of Termination is given]; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken). Notwithstanding the pendency of any such dispute, the Company will continue to pay the Employee his/her full base salary and

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will continue the Employee as a participant in all compensation, incentive, bonus, pension, profit sharing, benefit and insurance plans in which he/she was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection.

         8) "ANNUAL BASE SALARY" shall mean that yearly compensation rate established from time to time by the Company as an employee's regular compensation for the next succeeding twelve (12) month period payable to an Employee by the Company's payroll checks on a periodic basis.

         9) "VOLUNTARY TERMINATION PERIOD" shall mean the thirty (30) day period beginning twelve (12) months following a Change in Control during which the Employee may terminate employment voluntarily, without Good Reason, and be entitled to the Termination Benefits set forth in Subsection 2.a)3). If the Employee provides Notice of Termination at any time during the thirty (30) day period, the termination shall be deemed to have occurred within the Voluntary Termination Period, regardless when the Employee's Date of Termination shall occur. The failure of the Employee to provide Notice of Termination during the Voluntary Termination Period shall not be construed as a waiver of any other rights under this Agreement, including any right to assert that a termination is for Good Reason, regardless whether the occurrence of the event giving rise to Good Reason shall have been before or after the Voluntary Termination Period.

     3. SUCCESSORS; BINDING AGREEMENT.

        a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

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        b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him/her hereunder if he/she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee, and if there is no such devisee, legatee or designee, to the Employee's estate.

     4. FEES AND EXPENSES. Following a Change in Control, the Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (A) the Employee's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment whether or not such contest or dispute is resolved in the Employee's favor), or (B) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits, or (C) the Employee's challenge of any Determination by the IRS that Payments together with any Gross-Up Payment would be subject to the Excise Tax imposed by Section 4999 of the Code.

     5. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     6. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by

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the Employee and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of Kentucky without giving effect to the conflicts of laws principles thereof.

     8. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, including specifically the agreement between the parties which was effective on _________________.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement, each as of the day and year set forth below.

ATTEST:                                HUMANA INC.

BY:                                    BY:
   --------------------------             ---------------------------
     (Assistant) Secretary                    Senior Vice President

                                       DATE:
                                            -------------------------

                                       "EMPLOYEE"

                                       ------------------------------

                                       DATE:
                                            -------------------------

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